                                                                     Exhibit 3.4

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                  USSB II, INC.

          Pursuant to the provisions of Minnesota Statutes, Section 302A.135, the undersigned corporation hereby adopts the following Amended and Restated Articles of Incorporation:

          A.   The name of this corporation is USSB II, Inc.

          B. The Articles of Incorporation of this corporation shall be amended and restated to supersede and take the place of the existing Articles of Incorporation of this corporation, as follows:

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                  USSB II, INC.

                                    ARTICLE I

               The name of this corporation is USSB II, Inc.

                                   ARTICLE II

               The address of the registered office of this corporation is 3415 University Avenue, Ramsey County, Minnesota 55114.

                                   ARTICLE III

               This corporation shall be authorized to engage in any lawful act or activity for which corporations may be organized under the Minnesota Business Corporation Act.

                                   ARTICLE IV

               The aggregate number of shares that this corporation has authority to issue is 100.

                                    ARTICLE V

               The Board shall have authority to establish more than one class or series of shares of this corporation, and the different classes and series shall have such relative rights and preferences, with such designations, as the Board may by resolution provide.

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                                   ARTICLE VI

               Except as may be otherwise provided by the Board in a resolution establishing a class or series of the shares of this corporation, shareholders shall have no preemptive rights.

                                   ARTICLE VII

               There shall be no cumulative voting by shareholders for the election of directors.

                                  ARTICLE VIII

               Any action required or permitted to be taken at a Board meeting, if such action need not be approved by the shareholders, may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the Board at which all directors were present.

          C. The foregoing Amended and Restated Articles of Incorporation was adopted pursuant to Minnesota Statutes Chapter 302A by the Board of Directors and the sole shareholder of this corporation by written actions dated March 1st, 1999, and March 1, 1999, respectively.

          D. The Amended and Restated Articles of Incorporation is dated March 1, 1999.

                                 USSB II, INC.

                                 By /s/ Stanley E. Hubbard
                                    ---------------------------
                                        Stanley E. Hubbard
                                        Its Vice President

STATE OF MINNESOTA )
                   )ss:
COUNTY OF RAMSEY   )

          The foregoing instrument was acknowledged before me this 1st day of March [ILLEGIBLE] Stanley E. Hubbard, the Vice President of USSB II, Inc., a Minnesota corporation [ILLEGIBLE] the corporation.

                                /s/ [ILLEGIBLE]
                                --------------------------------------------
                                Notary Public

[SEAL]

[SEAL]

[SEAL]

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